     Exhibit 99.1
CONCHO RESOURCES INC. ANNOUNCES
2009 ESTIMATED FULL YEAR PRODUCTION AND YEAR END PROVED RESERVES
MIDLAND, Texas, January 25, 2010 (Business Wire) — Concho Resources Inc. (NYSE: CXO) (“Concho” or the “Company”) today reported estimated full year 2009 production and year end proved reserves. Production and reserves highlights for the year ended December 31, 2009 include:
•	Reserve replacement[1] of 780%

•	Production of 10.9 million barrels of oil equivalents (“MMBoe”), a 54% increase over 2008

•	Year end proved reserves of 211.5 MMBoe, a 54% increase over year end 2008

[1]	The Company uses the reserve replacement ratio as an indicator of the Company’s ability to replenish annual production volumes and grow its reserves, thereby providing some information on the sources of future production. It should be noted that the reserve replacement ratio is a statistical indicator that has limitations. The ratio is limited because it typically varies widely based on the extent and timing of discoveries and property acquisitions. Its predictive and comparative value is also limited for the same reasons. In addition, since the ratio does not imbed the cost or timing of future production of new reserves, it cannot be used as a measure of value creation. The reserve replacement ratio of 780% was calculated by dividing net proved reserve additions of 85.2 MMBoe (the sum of extensions, and discoveries, revisions and purchases) by production of 10.9 MMBoe.
2009 Year End Estimated Proved Reserves, Production and Capital Expenditures
(The following information is unaudited and preliminary. Audited and final results will be provided in our Annual Report on Form 10-K for the year ended December 31, 2009.)
Concho’s total proved oil and natural gas reserves at December 31, 2009 were 211.5 MMBoe, a 54% increase over year end 2008 proved reserves, and consisted of 142.0 million barrels (“MMBbls”) of oil and 416.9 billion cubic feet (“Bcf”) of natural gas utilizing an average 2009 WTI posted oil price of $57.65 per barrel and an average 2009 Henry Hub spot market natural gas price of $3.87 per MMBtu. At year end 2009, 49% of the Company’s reserves were proved developed compared to 56% at year end 2008. The following estimates of our proved oil and natural gas reserves as of December 31, 2009 are based, in part, on reports prepared by Cawley, Gillespie & Associates, Inc. and Netherland, Sewell & Associates, Inc., independent petroleum engineers. In preparing their reports, Cawley, Gillespie & Associates, Inc. and Netherland, Sewell & Associates, Inc. evaluated properties representing 93% of the Company’s total proved reserves in 2009 and 100% of the Company’s total proved reserves in 2008. The estimates for the remaining portion of our total proved reserves for 2009 were prepared by our internal reserve engineers and technical staff.

Summary of Changes in Proved Reserves	MMBoe

Reserves at December 31, 2008	137.3
Extensions, discoveries, and revisions of previous estimates (a)	64.9
Purchase of minerals-in-place	20.3
Sales of minerals-in-place	(0.1)
Production	(10.9)

Reserves at December 31, 2009	211.5

(a)	Includes 13.9 MMBoe resulting from the adoption of the new SEC rules related to disclosures of oil and natural gas reserves that are efffective for fiscal years ending on or after December 31, 2009.
Production for 2009 totaled 10.9 MMBoe (7.3 MMBbls and 21.7 Bcf), an increase of 54% as compared to 7.1 MMBoe (4.6 MMBbls and 15.0 Bcf) produced in 2008. Production in 2009 increased 34% over 2008 production including the pro forma effect of the properties acquired from Henry Petroleum LP and certain of its affiliated entities in 2008.
Concho estimates it incurred approximately $685 million in acquisition, development and exploration activities during 2009, including approximately $260 million in cash related to its two previously announced acquisitions which closed in December 2009.
During 2009, the Company commenced the drilling of or participated in a total of 361 gross wells (314 operated), of which 295 had been completed as producers and 64 of which were in progress, and two of which were unsuccessful during 2009.
At December 31, 2009, proved reserves attributable to the Company’s New Mexico Permian assets totaled approximately 128.6 MMBoe, compared to the December 31, 2008 total of approximately 95.1 MMBoe. As of December 31, 2009, on its New Mexico Permian assets, the Company identified 1,592 drilling locations, with proved undeveloped reserves attributable to 676 of such locations. Of these drilling locations, 915 target both the Blinebry and Paddock intervals of the Yeso formation. For the twelve months ended December 31, 2009, the Company drilled 205 wells (193 operated) on its New Mexico Permian assets, with a 100% success rate on the 180 wells that had been completed during 2009.
At December 31, 2009, proved reserves attributable to the Company’s Texas Permian assets totaled approximately 77.2 MMBoe, compared to the December 31, 2008 total of approximately 39.4 MMBoe. At December 31, 2009, on the Company’s Texas Permian assets 1,795 drilling locations were identified, with proved undeveloped reserves attributable to 966 of such locations. Of these drilling locations, 1,658 target the Wolfberry play. For the twelve months ended December 31, 2009, the Company drilled 120 wells (117 operated) on its Texas Permian assets, with a 98% success rate on the 90 wells that had been completed during 2009.
At December 31, 2009, the Company’s total debt balance was $845.8 million of which $550 million was outstanding under the Company’s credit facility. The Company’s borrowing base under its credit facility is $955.9 million; therefore, $405.9 million was available to be borrowed at year end.
Forward-Looking Statements and Cautionary Statements
The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including the Company’s drilling program, production, derivatives activities, capital expenditure levels and other guidance included in this press release. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to financial performance and results, prices and demand for oil and natural gas, availability of drilling equipment and personnel, availability of sufficient capital to execute the Company’s business plan, its ability to replace reserves and efficiently develop and exploit its current reserves and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the Securities and Exchange Commission (“SEC”).
Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
About Concho Resources Inc.
Concho Resources Inc. is an independent oil and natural gas company engaged in the acquisition, development and exploration of oil and natural gas properties. The Company’s operations are focused in the Permian Basin of Southeast New Mexico and West Texas. In addition, the Company is involved in a number of emerging plays. For more information, visit Concho’s website at www.conchoresources.com.
Contact:
Concho Resources Inc.
Jack Harper (432) 683-7443
Vice President — Capital Markets and Business Development